Exhibit 1.1

Execution Version

CEDAR REALTY TRUST, INC.

7.25% Series B Cumulative Redeemable Preferred Stock

Par Value $.01 Per Share

Underwriting Agreement

May 15, 2012

MLV & Co. LLC

as Representative of the several Underwriters

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

Ladies and Gentlemen:

Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, confirm their agreement with MLV & Co. LLC (“MLV”), and each of the several underwriters listed on Schedule A hereto (collectively, the “Underwriters”) for whom MLV is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company, through the Underwriters, on a best efforts basis, of up to 400,000 shares (the “Securities”) of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”).

The Company understands that the Underwriters propose to make, on a best efforts basis, a public offering of the Securities as soon as the Underwriters deem advisable after this underwriting agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-179956), including the Base Prospectus (as defined below), covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The term “preliminary prospectus” shall be deemed to include the Base Prospectus, together with each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933

Act at such time, and the documents otherwise deemed to be a part thereof or included or incorporated by reference therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations). Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The term “Base Prospectus” shall mean the base prospectus referred to in this paragraph contained in the Registration Statement at the time of execution of this Agreement. The Base Prospectus and the final prospectus supplement in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, is herein referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), which is or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of any preliminary prospectus or the Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(g) hereof, and agrees with each Underwriter as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at the Closing Time complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Base Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus, the Base Prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with this offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, each Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Base Prospectus, the preliminary prospectus used most recently prior to the execution of this Agreement (the “Pre-Pricing Prospectus”), all considered together (collectively, the “General Disclosure Package”) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:55 A.M. (New York City time) on May 15, 2012, or such other time as agreed by the Company and the Representative on behalf of the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”) relating to the Securities (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities in this offering and (c) at the Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(iv) Issuer Free Writing Prospectuses. Each “issuer free writing prospectus” as defined in Rule 433 that is required to be filed with the Commission by the Company, including each Issuer Free Writing Prospectus identified on Schedule B hereto, has been so filed with the Commission in accordance with the requirements of Rule 164 and Rule 433 and, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which the Company notified or notifies the Representative as described in Section 3(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise indicated in such financial statements. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and Prospectus. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vii) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.

(ix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(x) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, any of its subsidiaries or any Joint Venture (as defined below) (the “Properties”) has occurred which would be material with respect to the Company and its subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company’s common stock, par value $.06 per share (the “Common Stock”), in amounts per share that are consistent with past practice, dividends on the Company’s outstanding preferred stock in accordance with the terms thereof, and regular quarterly distributions on the common and preferred units of limited partnership interest in the Operating Partnership (the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or any of its subsidiaries.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its respective jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended

December 31, 2011 and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units in the Operating Partnership as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”), is in full force and effect. Amendment No. 5 to the Operating Partnership Agreement, which establishes the terms of the preferred units of partnership interest in the Operating Partnership designated as the 7.25% Series B Preferred Partnership Units (the “Series B Units”) to be issued to the Company in connection with the Company’s sale of the Securities, has been duly authorized and, at the Closing Time, such amendment to the Operating Partnership Agreement will be duly executed and delivered by the general partner and the limited partners of the Operating Partnership and will be in full force and effect.

(xiii) Joint Ventures. All of the joint ventures in which the Company or any subsidiary owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule C hereto. The Company’s (or subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule C. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xiv) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company have been issued or sold in violation of, or were or are subject to, the preemptive or other similar rights of any securityholder of the Company and, except for the preemptive rights granted to RioCan Real Estate Investment Trust (“RioCan”) pursuant to a Securities Purchase Agreement, dated as of October 26, 2009, among the Company, the Operating Partnership and RioCan (the “RioCan Securities Purchase Agreement”), the issue and sale, as applicable, of Securities by the Company to and by the Underwriters will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(xv) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Series B Units to be issued to the Company in connection with the Company’s sale of the Securities have been duly authorized and, upon the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Securities in accordance with the Operating Partnership Agreement (as amended by Amendment No. 5 thereto), such Series B Units will be validly issued, fully paid and non-assessable. Except for any outstanding convertible preferred units and warrants to purchase 83,333 Units that are described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Authorization and Description of Securities. The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and will be registered pursuant to Section 12 of the 1934 Act. The Articles Supplementary to the Company’s charter establishing the terms of the Series B Preferred Stock (the “Series B Articles Supplementary”) and authorizing the proper number of Securities will be, by the Closing Time, duly authorized, executed and filed by the Company with the Maryland State Department of Assessments and Taxation (the “SDAT”) and effective under the Maryland General Corporation Law (the “MGCL”). The Series B Preferred Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificate evidencing the Securities complies or, as of the Closing Time, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). No holder of the Securities will be subject to personal liability by reason of being such a holder, and the Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xviii) Authorization and Description of Conversion Securities. The shares of Common Stock initially issuable upon conversion of the Securities (the “Conversion Securities”) have been duly authorized by the Company, and when issued upon conversion of the Securities in accordance with the terms of the Series B Articles Supplementary, will be validly issued, fully paid and non-assessable. The Company has duly and validly reserved the Conversion Securities for issuance. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, evidencing the Conversion Securities comply or, as of the date of conversion, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the NYSE. No holder of the Conversion Securities will be subject to personal liability by reason of being such a holder, and, except for the preemptive rights granted to RioCan pursuant to the RioCan Securities Purchase Agreement, the Conversion Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xix) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the execution, delivery and filing of the Series B Articles Supplementary with the SDAT and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of the Securities and the use of the proceeds to the Company from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of either the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either the Company or the Operating

Partnership, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) REIT Qualification. Commencing with its taxable year ended December 31, 1986, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1954, and commencing with its taxable year ended December 31, 1987, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for the filing of the Series B Articles Supplementary or such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and except for the approval of the listing of the Securities on the NYSE.

(xxvi) Other Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the knowledge of the Company or the Operating Partnership, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(xxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Title to Property. (A) The Company, each of its subsidiaries and any joint ventures in which the Company or any subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or its subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of the Company and its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any subsidiary or any joint venture in which the Company or any subsidiary owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any subsidiary holds Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the shares of Common Stock of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property). “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, any subsidiary or joint venture obligations, (b) other liens which are expressly described in the Registration Statement, the General Disclosure Package and the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any subsidiary and none of them nor any of their directors, officers or employees is connected with the Company or any subsidiary as a promoter, selling agent, trustee, director, officer or employee.

(xxxii) Tax Returns. The Company and each of its subsidiaries, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect), and all such returns are accurate and complete in all material respects. The Company and each of its subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxxiii) Absence of Regulation M Violation. Neither the Company nor any subsidiary, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiv) Registration Rights. Except for the registration rights granted to RioCan pursuant to that certain Registration Rights Agreement, dated October 30, 2009, and the registration rights granted to certain limited partners pursuant to the Operating Partnership Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(xxxv) Patriot Act. The Company will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of the Company’s and the Operating Partnership’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control (“OFAC”).

(xxxvi) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii) Tax Opinion. The Company’s Chief Financial Officer has reviewed the certificate containing factual representations and covenants which is referenced in the tax opinion rendered by Stroock & Stroock & Lavan LLP pursuant to Section 5(b) hereof and, to the extent such representations involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s Chief Financial Officer has had an opportunity to request additional information and obtain an explanation from the Company’s tax advisors and counsel and has done so to the extent any of the terms were unclear to him.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. Sale of Securities.

(a) On the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to the all of the terms and conditions of this Agreement, at the Per Share Price (as defined below), the Company agrees to issue and sell to the public through the Underwriters, acting as agent, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement (the “Offering”); provided, that notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to sell any Securities hereunder unless, upon issuance, the Securities shall have (i) at least 100 beneficial holders in the United States, (ii) at least 100,000 publicly held shares in the United States, and (iii) an aggregate market value of publicly-held shares of at least $2 million in the United States, such that the Securities would be eligible for listing on the NYSE. The Underwriters shall endeavor to offer and sell the Securities on behalf of the Company, on a best efforts basis, to both retail and institutional investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth herein.

(b) Subject to the provisions of this Agreement, as compensation for the services rendered, at the Closing Time (as defined below), the Company shall cause to be paid to the Underwriters by wire transfer of immediately available funds to one or more accounts designated by the Representative on behalf of the Underwriters, an aggregate amount equal to 3.15% of the gross proceeds received by the Company for the sale of the Securities. The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the Offering contemplated hereby.

(c) The Securities will be issued pursuant to the Series B Articles Supplementary, which, prior to the Closing Time, will be duly authorized, executed and filed by the Company with the SDAT and effective under the MGCL.

(d) The purchase price for each of the Securities shall be $23.00 per share, and the Securities shall each have a liquidation preference of $25.00 per share.

(e) The Underwriters may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the 1934 Act and under the laws of any states in which the Offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the Offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriters deem appropriate; provided, however, that the Company will only be obligated to pay the Underwriters, in accordance with the terms of this Agreement, for services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

(f) Subject to the provisions of this Agreement and the performance by the Company and the Operating Partnership of all of their respective obligations to be performed hereunder, the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis. The Company recognizes that “best efforts” does not assure that the Offering will be consummated. It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Securities for their own accounts and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriters and the Company.

(g) The Securities to be offered by the Underwriters to Investors hereunder, in book-entry form, and registered in such names as the Representative (on behalf of the Investors) may request, shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of the Representative, against payment by or on behalf of the Representative of the aggregate purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. Upon request of the Representative, the Company shall cause the certificates, if any are to be issued, representing the Securities to be made available for checking and packaging at least 24 hours prior to the Closing Time with respect thereto at the office of the Representative, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, or at the office of DTC or its designated custodian, as the case may be. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the fifth (sixth, if pricing occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

(h) Each Underwriter hereby (i) represents and warrants that it is a member in good standing of FINRA and is duly registered as a broker-dealer under the 1934 Act and under the laws of any states in which the Offering is conducted, and (ii) covenants and agrees that it shall comply with all applicable laws, rules and regulations in connection with the Offering, including without limitation, Rule 10b-9 and Rule 15c2-4 under the 1934 Act.

SECTION 3. Certain Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 430B. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or any new registration statement relating to the Securities or supplement the Prospectus or any preliminary prospectus unless the Company has furnished to the Underwriters a copy of such amendment or supplement or such new registration statement to which the Representative does not reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) in the manner and within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the Offering, any amendment to the Registration Statement or new registration statement relating to the Securities shall have been filed or become effective, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement or the filing of a new registration statement relating to the Securities or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Securities, or of any notice objecting to their use, or the suspension of the qualification of the Securities for sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Issuer Free Writing Prospectus. If, prior to the completion of the Offering, at any time following the issuance of Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or if any Issuer Free Writing Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) Filing of 1934 Act Documents. The Company will, during the period when a prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 of the 1933 Act Regulation would be required to be delivered), to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts.

The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 would be required to be delivered), such number of copies of each preliminary prospectus, the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The preliminary prospectus, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and in the Prospectus. If at any time when the Prospectus is required by the 1933 Act to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the General Disclosure Package or the Prospectus in order that the same will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to each Underwriter such number of copies of such amendment, supplement or new registration statement as such Underwriter may reasonably request.

(g) Permitted Free Writing Prospectus. The Company agrees that, unless it obtains the prior consent of the Representative, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, that the prior written consent of the Company and the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B attached hereto, including the Final Term Sheet (as defined below). Any such free writing prospectus consented to by the Company and the Representative, which includes the Final Term Sheet, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433) and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the new effective date of the Registration Statement with respect to the Representative and the Securities pursuant to Rule 430B(f)(2); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(k) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE within the time period specified in the Prospectus.

(l) [Reserved].

(m) Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the

Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act (or but for the exception in Rule 172 would be required to be delivered), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

(p) Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.

(q) Pricing Term Sheet. The Company will prepare a pricing term sheet reflecting the final terms of the Securities, in substantially the form attached to Schedule B and otherwise in form and substance satisfactory to the Representative (the “Final Term Sheet”), and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided, that, the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative shall object.

(r) Articles Supplementary. The Company will authorize, execute, deliver and file of record the Articles Supplementary with the SDAT prior to the Closing Time.

(s) Reservation of Conversion Securities. The Company will reserve and keep available at all times the maximum number of Conversion Securities.

(t) Amendment to Partnership Agreement. Amendment No. 5 to the Operating Partnership Agreement will be duly authorized, executed and delivered by the Company, in its capacity as general partner of the Operating Partnership, in its capacity as a limited partner of the Operating Partnership and in its capacity as attorney-in-fact of the other limited partners of the Operating Partnership.

(u) Transfer Agent and Registrar. The Company will maintain, at its expense, a registrar and transfer agent for the Series B Preferred Stock.

(v) No Regulation M Violation. The Company will not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other the Underwriters; provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership shall pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing, filing and delivery (including postage, air freight charges and charges for counting and packaging) to the Underwriters of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any new registration statement containing the Prospectus, (ii) the preparation, printing, authentication, issuance and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing, filing and delivery (including postage, air freight charges and charges for counting and packaging) to the Underwriters of copies of the Base Prospectus, of each preliminary prospectus, of the Prospectus, of each Issuer Free Writing Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the listing and maintenance of the Securities on the NYSE, (x) the fees and expenses, if any, incurred with respect to any filing with FINRA and (xi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or Section 9(a)(iii) (with respect to the first clause only) hereof, the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject, in the discretion of the Representative, to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section l hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectuses. The Registration Statement has been declared effective by the Commission under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) of the 1933 Act without reliance on Rule 424(b)(8). Any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the 1993 Act.

(b) Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of Stroock & Stroock & Lavan LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A and Exhibit B.

(c) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion and disclosure letter, dated as of the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, with respect to such matters as the Representative shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the Delaware Revised Uniform Limited Partnership Act, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or an Executive Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to sub-section (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. The Securities shall have been approved for listing, subject only to official notice of issuance, on the NYSE.

(h) Series B Articles Supplementary. The Series B Articles Supplementary shall have been duly authorized, executed and filed by the Company with the SDAT and effective under the MGCL.

(i) Amendment to Partnership Agreement. Amendment No. 5 to the Operating Partnership Agreement shall have been duly authorized, executed and delivered by the Company, in its capacity as general partner of the Operating Partnership, in its capacity as a limited partner of the Operating Partnership and in its capacity as attorney-in-fact of the other limited partners of the Operating Partnership.

(j) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, the obligations of the Underwriters under this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 50l(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, the Base Prospectus, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included therein, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification of Company, Directors and Officers and the Operating Partnership. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company expressly for use therein. The Company and the Operating Partnership hereby acknowledge and agree that the information furnished to the Company by the Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment thereof or supplement thereto), consists exclusively of the information appearing in the first sentence of the fourth paragraph, the last sentence of the eighth paragraph and the second sentence of the ninth paragraph under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus (but only insofar as such information concerns the Underwriters) (such information, collectively, the “Underwriters’ Information”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities underwritten by it and distributed by it to the public.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. If the Securities have not been sold prior to May 22, 2012, and if the Company shall not theretofore have consented (which consent may be given or withheld in the Company’s sole discretion) to extend such date, then this Agreement shall thereupon terminate. In addition, the Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE Amex Equities, the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Representative. In all dealings hereunder, the Representative shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, Attention: Dean Colucci, President (Facsimile No.: (212) 317-1515). Notices to the Company and the Operating Partnership shall be directed to each at 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Philip Mays, Chief Financial Officer (Facsimile No.: (516) 767-6497).

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are not acting as a financial advisor or a fiduciary to the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers, and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	Cedar Realty Trust, Inc.,
its general partner

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President

CONFIRMED AND ACCEPTED,
as of the date first above written.

MLV & CO. LLC

By:	/s/ Dean Colucci
Name: Dean Colucci
Title: President

For itself and as Representative of the several Underwriters.

SCHEDULE A

Names of Underwriters

MLV & Co. LLC

Sandler O’Neill & Partners, L.P.

Sch. A-1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUS

Issuer Free Writing Prospectus dated May 10, 2012 filed by the Company with the Commission pursuant to Rule 433 on May 10, 2012.

Final Term Sheet dated May 15, 2012 filed by the Company with the Commission pursuant to Rule 433 on May 15, 2012 in the form attached to this Schedule B.

Sch. B-1

Final Term Sheet

May 15, 2012

Cedar Realty Trust, Inc.

400,000 Shares of 7.25% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

Issuer:	Cedar Realty Trust, Inc.

Title of Shares:	7.25% Series B Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)

Underwriters	MLV & Co. LLC Sandler O’Neill & Partners, L.P.

Number of Shares:	400,000 shares

Public Offering Price:	$23.00 per share

Yield:	7.8804%

Net Proceeds (before expenses):	$8,910,200.00

Listing/Symbol	NYSE/“CDR PrB”

Maturity:	Perpetual

Trade Date:	May 15, 2012

Settlement Date:	May 22, 2012 (T+5)

Distribution Rate:	7.25%

Distribution Payment Dates:	February 20, May 20, August 20 and November 20. The initial quarterly distribution payment is scheduled for August 20, 2012. The first distribution on the Series B Preferred Stock will be for more than a full quarter and will reflect distributions accumulated from (but excluding) the date of original issue through August 20, 2012.

Optional Redemption:	The Issuer may not redeem the Series B Preferred Stock prior to May 22, 2017, except in connection with the special optional redemption right discussed below and in limited circumstances relating to the Issuer’s continuing qualification as a REIT for federal income tax purposes. On or after May 22, 2017, the Issuer may, at its option, redeem the Series B Preferred Stock, in whole or from time to time in part, by payment of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. Any partial redemption of the Series B Preferred Stock will be on a pro rata basis.

Sch. B-2

Special Optional Redemption

Upon the occurrence of a Change in Control (as defined below), the Issuer will have the option to redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. If the Issuer exercises its redemption rights, the holders of Series B Preferred Stock will not have the conversion rights described below.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•     (x) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer’s capital stock entitling that person to exercise more than 50% of the total voting power of the Issuer’s capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and (y) following the closing of any transaction referred to in clause (x), neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”), representing such securities) listed on the NYSE, the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ; or

•     a change of control occurs pursuant to the provisions of any shareholder rights plan that the Issuer may adopt in the future.

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

Sch. B-3

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•     the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock distribution payment and prior to the corresponding Series B Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (as defined in the Issuer’s preliminary prospectus supplement relating to the offering of the Series B Preferred Stock); and

•     10.2041 (the “Stock Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Issuer’s preliminary prospectus supplement relating to the offering of the Series B Preferred Stock.

If prior to the Change of Control Conversion Date, the Issuer has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

ISIN:	US1506024074

CUSIP:	150602 407

The issuer has filed a registration statement (including a preliminary prospectus supplement and a related prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the related prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, the Underwriters or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and related prospectus if you request it by calling MLV & Co. LLC at 1-212-542-5882.

Sch. B-4

SCHEDULE C

Schedule of Joint Ventures

Joint Venture	Cedar Ownership Interest
Homburg Joint Ventures	20%
Fameco Cedar Joint Ventures	60%
PCP Cedar Joint Ventures	40%
RioCan Joint Ventures	20%
Larry Hirshland Joint Venture	60%
WP Realty Joint Venture	75%

Sch. C-1

EXHIBIT A

FORM OF OPINION OF STROOCK & STROOCK & LAVAN LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

May    , 2012

MLV & Co. LLC

as Representative of the several Underwriters

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

We have acted as counsel to Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with (i) the Company’s Registration Statement on Form S-3 (No. 333-179956), including the Basic Prospectus, dated May 2, 2012, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and (ii) the issuance and sale by the Company of an aggregate of             shares of 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Shares”), pursuant to that certain Underwriting Agreement, dated as of May    , 2012 (the “Underwriting Agreement”), by and among the Company, the Operating Partnership and you, as the Representative of each of the several underwriters listed on Schedule A thereto (the “Underwriters”).

We are rendering this opinion to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

We have examined copies of each of (i) the Underwriting Agreement, (ii) the Registration Statement, including the Base Prospectus, and the exhibits thereto, (iii) the Base Prospectus as supplemented by the Company’s preliminary prospectus supplement relating to the Shares, subject to completion, dated May 8, 2012, and the Company’s final prospectus supplement relating to the Shares dated May    , 2012 and (iv) the charter (including the Articles Supplementary relating to the Series B Preferred Stock as filed with the SDAT) and by-laws of the Company, and the Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”) and Amendment No. 5 to the Operating Partnership Agreement, each as in effect on the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments and certificates and other communications from officers and representatives of the Company and others, and have made such examinations of law, as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to the opinions expressed below, we have relied upon (i) the representations and warranties of the Company and the Operating Partnership contained in the Underwriting Agreement or made pursuant thereto or in connection with the closing thereunder and (ii) statements by, and certificates of, officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America. We have, however, made an independent investigation of the Maryland General Corporation Law (consisting of an examination of such statute of such state) to the extent involved in our opinions expressed below.

For purposes of this letter, we have assumed that the Underwriting Agreement is a valid and binding obligation of you and is enforceable against you in accordance with its terms.

When reference is made in this opinion to “our knowledge” or to what is “known to us,” it means, unless otherwise indicated, the actual knowledge attributable to our representation of the Company of only those partners and associates who have given substantive attention to the Underwriting Agreement, the Registration Statement, the Prospectus and the sale of the Shares.

With respect to our opinion expressed in paragraphs 1, 3 and 4 below relating to the good standing and valid existence of each of the Company and its Subsidiaries, we have relied, with your permission, solely upon good standing certificates of public officials or upon confirmation via facsimile of good standing as an existing corporation or partnership from such public officials, copies of which are being delivered concurrently herewith.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which the Company owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of organization, has corporate, limited partnership, or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, partnership interests, or limited liability company interests, as the case may be, of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of the Company has been issued or sold in violation of, or, except for the preemptive rights granted to RioCan pursuant to the RioCan Securities Purchase Agreement, was or is subject to, the preemptive, co-sale, tag-along or other similar rights of any securityholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any contract to which the Company is a party.

6. All of the outstanding Units have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and non-assessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership’s assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Registration Statement, the

General Disclosure Package and the Prospectus, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights to purchase or subscribe for Units or any other securities of the Operating Partnership.

7. All of the % Series B Cumulative Redeemable Preferred Partnership Units (the “Series B Preferred Partnership Units”) have been duly authorized by the Operating Partnership for issuance and sale and when issued and delivered by the Operating Partnership against payment of the consideration, will be validly issued, fully paid and non-assessable. None of the Series B Preferred Partnership Units will have been issued or sold in violation of or be subject to any preemptive right or other similar rights of any stockholder of the Company or partner of the Operating Partnership arising under Maryland or Delaware law or under the charter or by-laws of the Company or the Operating Partnership Agreement or, to our knowledge, any current contract to which the Company or the Operating Partnership is a party

8. The Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. None of the Shares will have been issued or sold in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any current contract to which the Company is party.

9. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

10. The Registration Statement has been declared effective under the Act; any required filing of any Preliminary Prospectus, the Basic Prospectus, the Pre-Pricing Prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule 424(b)(8) under the Act; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

11. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (in each case, other than documents incorporated by reference therein and the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

12. The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, supporting schedules or other financial data, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations thereunder, as applicable.

13. To our knowledge, without independent verification, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

14. The information in the Prospectus under “Description of the Series B Preferred Stock” and “Description of Preferred Stock,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Item 1A.—Risk Factors—Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction and depress our stock price,” has been reviewed by us and to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

15. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor any Subsidiary is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, and (ii) no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Registration Statement, including any documents incorporated by reference therein, except for such defaults that would not result in a Material Adverse Effect.

16. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the rules and regulations thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution, delivery or performance of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

17. The authorization, execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Shares and the use of proceeds to the Company from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), compliance by the Company and the Operating Partnership with their obligations under the Underwriting Agreement and, with respect to clause (b) below, the authorization, execution and filing by the Company of the Articles Supplementary relating to the Series B Preferred Stock with the SDAT and the terms of the Series B Preferred Stock do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), (b) nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or partnership agreement of the Company or any Subsidiary, as applicable, and (c) nor will such actions result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

18. To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

19. The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

20. The Articles Supplementary relating to the Series B Preferred Stock have been duly authorized, executed and filed by the Company for record with the SDAT pursuant to the MGCL, and the number, title, par value, liquidation preference, ranking, distribution rate, distribution payment dates, redemption provisions, conversion, voting and information rights and other terms of the Series B Preferred Stock have been set forth therein.

Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any such amendment became effective or as of the “new effective date” with respect to the Underwriters of the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is furnished solely for your benefit and may not be used or relied upon by any other person without our express written consent except that Hunton & Williams LLP, counsel for the Underwriters, may rely on the opinions set forth herein as to matters involving the laws of the State of Maryland.

Very truly yours,

EXHIBIT B

FORM OF TAX OPINION OF STROOCK & STROOCK & LAVAN LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Form of opinion attached]

B-1

May [—], 2012

MLV & Co. LLC

        as Representative of the several Underwriters

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the offering by Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), of shares of its 7.25% Series B Cumulative Redeemable Preferred Stock (the “Preferred Stock”), pursuant to a registration statement on Form S-3 (File No. 333-179956) filed with the Securities and Exchange Commission and effective on May 2, 2012 (the “Registration Statement”) as described in the Prospectus Supplement dated May 15, 2012 (the “Prospectus Supplement” and, together with the Prospectus dated May 2, 2012, the “Prospectus”). All capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Underwriting Agreement dated May 15, 2012, by and among the Company, Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) and MLV & Co. LLC, as Representative of the several Underwriters.

In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and the

May [—], 2012

Prospectus; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., as amended and (iv) such other documents, records and instruments as we have deemed necessary or relevant for the purpose of this opinion. We have also reviewed the memorandum drafted by FTI Consulting and dated November 8, 2011 analyzing whether the Company’s property sales in 2011 constituted prohibited transactions. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not made an independent investigation of all of the facts, representations and covenants set forth in the Officer’s Certificate or in any other document. In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware. We have, therefore, assumed and relied on the Company’s representations that the information, statements and descriptions of the Company’s and the Operating Partnership’s businesses, properties, and activities (including as they relate to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer’s Certificate furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company, the Operating Partnership, and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents. We have assumed that any representations in the Officer’s Certificate are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on

May [—], 2012

the continuing accuracy and completeness of such representations. Any material change or inaccuracy in the facts referred to, set forth, or assumed in or for the purposes of the Officer’s Certificate or in any other documents referred to above may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements.

May [—], 2012

Based upon and subject to the foregoing, we are of the following opinions:

1.	Commencing with its taxable year ended December 31, 1998, the Company has been operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its actual method of operation from January 1, 2012 through the date of the opinion and its proposed method of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Company, will enable the Company to continue to so qualify for its taxable years ending December 31, 2012 and thereafter.

2.	The information in the Prospectus Supplement under “Material Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions is correct in all material respects.

This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Moreover, the Company’s qualification and taxation as a real estate investment trust depends upon the Company’s ability to meet – through actual annual operating results – the requirements under the Code regarding income, distributions, and diversity of stock ownership. Because the Company’s satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.

This opinion is furnished to you solely for use in connection with the offering of the Preferred Stock pursuant to the Prospectus.

May [—], 2012

We express no opinion as to any federal income tax issues or other matter except those set forth or confirmed above.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE IN CIRCULAR 230, WE INFORM YOU THAT (I) ANY TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES

May [—], 2012

UNDER THE CODE, (II) THE ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (III) EACH INVESTOR AND POTENTIAL INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,